Exhibit 8.1

June 30, 2023 Aegon N.V. Aegonplein 50, PO Box 85 2501 CB The Hague The Netherlands	1271 Avenue of the Americas
New York, New York 10020-1401
Tel: +1.212.906.1200 Fax: +1.212.751.4864 www.lw.com
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Re: Registration Statement on Form F-4

To the addressees set forth above:

We have acted as special United States tax counsel to Aegon N.V., a Dutch public limited liability company (naamloze vennootschap), in connection with its proposed Redomiciliation into Aegon Ltd., a Bermuda exempted company with liability limited by shares. As set forth in the Registration Statement, the Redomiciliation consists of two principal steps expected to take place on the same day: (i) the Luxembourg Conversion and (ii) the Bermuda Conversion, and requires two General Meetings for the approval and implementation thereof. Throughout, Aegon will retain its legal personality without interruption and will continue to exist as Aegon Ltd. and the shares of Aegon will remain issued and outstanding, and will become shares of Aegon Ltd. This opinion is being delivered in connection with the registration statement on Form F-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 30, 2023, including the U.S. Shareholder Circular forming a part thereof, and amended as of the date hereof (the “Registration Statement”). Capitalized terms not defined herein have the meanings specified in the Registration Statement unless otherwise indicated.

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, warranties and assumptions contained in (i) the Registration Statement and (ii) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

In addition, we have assumed, with your consent, that:

1.

Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Luxembourg Conversion Effective Time or the Bermuda Conversion Effective Time) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

June 30, 2023

2.

The Redomiciliation will be consummated in the manner contemplated by, and in accordance with the two major steps described in the Registration Statement, and the Redomiciliation will be effective under the laws of the Netherlands, Luxembourg and Bermuda;

3.

All factual statements, descriptions, and representations contained in any of the documents referred to herein or otherwise made to us are true, complete, and correct in all respects and will remain true, complete, and correct in all respects at all times, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions, or representations or which make any such factual statements, descriptions, or representations untrue, incomplete, or incorrect; and

4.

Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times, in each case without such qualification.

Based upon and subject to the foregoing, and subject to the qualifications and limitations stated in the Registration Statement, under currently applicable U.S. federal income tax law, the statements in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences to U.S. Holders of the Redomiciliation,” insofar as such statements constitute summaries of U.S. federal income tax law or legal conclusions with respect thereto, and subject to the assumptions, qualifications and limitations stated therein, are our opinion. No opinion is expressed on any matters other than those specifically referred to above by reference to the Registration Statement.

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

1.

This opinion represents our best judgment regarding the application of U.S. federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. We express no opinion as to U.S. federal, state, local, foreign, or other tax consequences, other than as set forth herein. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the U.S. federal income tax laws.

June 30, 2023

2.

No opinion is expressed as to any transaction other than the Redomiciliation as described in the Registration Statement, or to any transaction whatsoever, including the Redomiciliation, if, to the extent relevant to our opinion, either all the steps described in the Registration Statement are not consummated in accordance with the terms thereof and without waiver or breach of any provisions thereof, or all of the factual statements, representations, warranties and assumptions upon which we have relied are not true and accurate at all relevant times.

This opinion is rendered in connection with the filing of the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the Registration Statement in connection with the references to this opinion. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, as amended, or the rules or regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Latham & Watkins LLP